EXHIBIT J(1)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment Nos. 48 and 50 to the Registration Statement No. 811-4707 on Form N-1A of Fidelity Advisor Series II, of our reports each dated February 11, 2000 appearing in the Annual Reports to Shareholders of Fidelity Advisor Strategic Income Fund for the year ended December 31, 1999.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information, which are a part of such Registration
Statement.

 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP

Boston, Massachusetts
February 24, 2000